Exhibit 99.1

CDT Engages NJS Foresight Bio-Advisory to Support Solid-Form Out-Licensing Strategy

- Engagement reinforces CDT’s strategy to unlock value from its solid-form asset portfolio

NAPLES, Fla. and CAMBRIDGE, United Kingdom, January 2, 2026 (GLOBE NEWSWIRE) – CDT Equity Inc. (Nasdaq: CDT) (“CDT” or the “Company”), today announced that it has engaged NJS Foresight Bio-Advisory, LLC to identify, source and support the execution of out-licensing opportunities for selected assets within its solid-form patent portfolio. The engagement is intended to expand CDT’s commercial reach and accelerate potential licensing and royalty-based transactions.

NJS Foresight Bio-Advisory, LLC brings more than 20 years of out-licensing experience and has completed numerous successful licensing agreements across the biotechnology and pharmaceutical sectors. The firm’s principal, Dr. Nick Sarlis, brings over 25 years of clinical and pharmaceutical/biotechnology expertise to the role, including leadership of multidisciplinary teams advancing early and late-stage development programs, involvement in the launch of six global products, and direct participation in more than thirty clinical studies. He holds medical and doctoral degrees from the University of Athens and a PhD from Imperial College London, and is board certified in Internal Medicine in the United States. He is a Fellow of both the American College of Physicians and the Royal Society of Medicine.

CDT has built a portfolio of solid-form patents including cocrystals and salts that deliver enhanced physicochemical properties such as improved solubility, bioavailability and alternative delivery modes. These solid-forms also carry up to twenty years of patent protection, creating a pathway for partners to extend product lifecycles beyond traditional patent expiry.

The Company has been actively reviewing opportunities where marketed products face significant patent cliffs and where CDT has developed differentiated solid-forms of these active pharmaceutical ingredients. Industry data indicates a renewed period of investment activity in biopharma as companies respond to patent expirations, strategic consolidation and the adoption of AI-driven technologies. CDT believes these trends create a constructive environment for solid-form innovation and out-licensing.

“CDT continues to assess commercial pathways for its portfolio and sees strong potential for its solid-form assets to support lifecycle management strategies across the sector,” said Dr. Andrew Regan, Chief Executive Officer of CDT.

About CDT Equity Inc.

CDT Equity Inc. (NASDAQ: CDT) is a data-driven biopharmaceutical development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. Originally established as Conduit Pharmaceuticals, the company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel treatments. In parallel, CDT has implemented a cryptocurrency treasury reserve strategy, initially focused on Bitcoin (BTC), designed to diversify its capital allocation and strengthen its financial position. Looking ahead, CDT are committed to creating shareholder value through licensing, strategic M&A, and positioning the company as a platform for transformative innovation.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding CDT’s future results of operations and financial position, CDT’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavors with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the effect that the reverse stock split may have on the price of the Company’s common stock; the ability or inability to maintain the listing of CDT’s securities on Nasdaq; the ability to recognize the anticipated benefits of the business combination completed in September 2023, which may be affected by, among other things, competition; the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that CDT’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities on a timely basis or at all; changes in applicable laws or regulations; the possibility that CDT may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties identified in other filings made by CDT with the U.S. Securities and Exchange Commission. Moreover, CDT operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond CDT’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, CDT assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. CDT gives no assurance that it will achieve its expectations.

Investors

CDT Equity Inc.

Info@cdtequity.com